UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2014

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into A Material Definitive Agreement.

On March 6, 2014, ChromaDex Corp. (the “Company”) entered into a one-year Employment Agreement with Troy Rhonemus (the “Agreement”), which shall automatic renew in successive one year terms unless terminated.  Pursuant to the Agreement, Mr. Rhonemus shall serve as the Chief Operating Officer of the Company and shall receive an annual base salary of $180,000.00 and an annual bonus of up to 30% of Mr. Rhonemus’ base salary in effect as of the last day of the immediately preceding fiscal year based upon the achievement of performance targets with respect to the Company’s business to be mutually agreed upon by Mr. Rhonemus and the Board of Directors. As further consideration for Mr. Rhonemus’ services, the Company agreed to issue Mr. Rhonemus an option to purchase 250,000 shares of the Company’s common stock under the Company’s Second Amended and Restated 2007 Equity Incentive Plan, as amended. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

The forgoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into Item 3.02.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, the Company entered into the Agreement with Mr. Troy Rhonemus pursuant to which Mr. Rhonemus was appointed to serve as the Chief Operating Officer of the Company.

Mr. Troy Rhonemus has more than 15 years of experience managing operations and supply chain, business strategies, and the roll-out of new processes, technologies, and products. He has served as the Company’s Director of New Technology and Supply Chain since January 2013 and manages the operations and supply chain for the Company’s ingredient business.  He is accountable for new technology development to expand the ingredient product portfolio.  He also consults with customers to improve the supply chain management of raw materials to meet FDA regulations, which includes developing supply chain strategies, auditing manufacturers, and developing an understanding of how to manage supplier from countries outside the United States.

Prior to joining the Company, Mr. Rhonemus held several positions at Cargill from 2006 to 2012.  As Truvia® Business Process Manager, he served as the product line lead for managing the operations and supply chain of the Truvia® enterprise from leaf to consumer products. As Technology Manager, Mr. Rhonemus served as technical lead for process and product development for Truvia® consumer products and ingredient business.

Mr. Rhonemus previously served as Principal Research Scientist at E&J Gallo Winery from 2004 to 2006, where he developed experimental designs to ensure that all project work was statistically valid in the lab, pilot, and production wineries.  Prior to that, he served as Senior Research Scientist and as Process Technology Manager at Cargill from 1998 to 2004.  In these positions, Mr. Rhonemus solved technical problems and implemented new technologies into production.  He identified potential tolling facilities, coordinated tolling efforts, directly supervised and developed new processes and solved technical issues in existing business units in Cargill.

There is no family relationship between Mr. Rhonemus and any of our other officers and directors. There are no understandings or arrangements between Mr. Rhonemus and any other person pursuant to which he was selected as a director.

Terms of the Agreement and the compensatory arrangements between the Company and Mr. Rhonemus are set forth in Item 1.01 and are incorporated by reference into Item 5.02.

Except for the aforementioned Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Rhonemus had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 9.01   Financial Statements And Exhibits

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement by and between ChromaDex Corp. and Troy Rhonemus dated March 6, 2013

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 10, 2014		CHROMADEX CORP.
	By:	/s/ Frank L. Jaksch Jr.
	Name:	Frank L. Jaksch Jr.
	Title:	Chief Executive Officer